Exhibit 99.1

TriNet Announces Third Quarter Fiscal 2014 Results

24% Growth in Total Revenues and 22% Growth in Net Service Revenues

25% Increase in Worksite Employees (WSEs), to 273,000

SAN LEANDRO, Calif. — November 4, 2014 — TriNet Group, Inc. (NYSE: TNET), a leading provider of a comprehensive human resources solution for small to medium-sized businesses, today announced financial results for the third quarter of 2014. Highlights include:

•	Total revenues for the third quarter increased 24% to $556.0 million and Net Service Revenues increased 22% to $127.8 million from the same period last year.
•	Total Worksite Employees (WSEs) at September 30, 2014 increased 25% from September 30, 2013, to approximately 273,000.
•	Net income for the third quarter was $0.7 million, or $0.01 per diluted share, compared to a net loss of $7.7 million, or $(0.60) per diluted share, in the same period last year.
•

Adjusted Net Income for the third quarter was $20.2 million, or $0.28 per diluted share on a pro forma basis, compared to Adjusted Net Income of $9.3 million, or $0.13 per diluted share, in the same period last year.

•	Adjusted EBITDA for the third quarter was $41.5 million, a 50% increase from the same period last year.

“Our third quarter results highlight the unique value delivered by our bundled HR solution and continued strong execution of our strategic plan,” said Burton M. Goldfield, TriNet’s President and CEO.  “The momentum generated in the first half of the year has continued into the third quarter as our growing professional salesforce drives client adoption of our solutions across our target verticals.   With a strong sales engine, disciplined operating strategy and proven solution offering, we believe we’re well positioned to drive robust returns in a large, underpenetrated market of small and medium-sized businesses facing increasing HR complexities.”

Results for the third quarter of 2014 reflect the 25% growth in WSEs as TriNet continued to leverage its growing salesforce to increase penetration of targeted customer verticals.  TriNet’s total revenues increased 24% to $556.0 million, while Net Service Revenues increased 22% to $127.8 million in the third quarter of 2014.  Net Service Revenues consisted of professional service revenues of $86.9 million and Net Insurance Service Revenues of $40.9 million.  Net Insurance Service Revenues consisted of insurance service revenues of $469.1 million, less insurance costs of $428.2 million.  Professional service revenues increased 15% and Net Insurance Service Revenues increased 41% over the third quarter of 2013. TriNet ended the third quarter of 2014 with 391 Total Sales Representatives, up from 301 at the end of the third quarter of 2013.

At September 30, 2014, TriNet had cash and equivalents of $98.0 million and total debt of $550.2 million.

Earnings Conference Call and Audio Webcast

TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the full 2014 fiscal year. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10054271. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 902-6510 and requesting the “TriNet Conference Call.”  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10054271.

About TriNet

TriNet is a leading provider of a comprehensive human resources solution for small to medium-sized businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Results.”

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements including, among other things, TriNet’s expectations regarding the growth of its salesforce and its customer base; its ability to generate returns through penetration of the SMB market; and future total revenues, Net Service Revenues, professional service revenues, insurance service revenues, Net Insurance Service Revenues, expenses, net income, Adjusted Net Income and Adjusted EBITDA. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to continue to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the implementation of the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act, and its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q filed with the Commission on August 6, 2014, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:
Investors:	Media:
Alex Bauer	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

TriNet Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Professional service revenues	$86,864	$75,641	$251,999	$195,952
Insurance service revenues	469,087	372,476	1,337,870	966,667
Total revenues	555,951	448,117	1,589,869	1,162,619
Costs and operating expenses:
Insurance costs	428,184	343,464	1,209,536	866,593
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	32,575	27,556	100,252	74,042
Sales and marketing	37,396	31,367	104,225	79,387
General and administrative	13,766	14,593	40,785	39,821
Systems development and programming costs	6,776	5,052	19,235	15,140
Amortization of intangible assets	12,743	15,442	39,559	35,926
Depreciation	3,265	3,356	9,725	8,908
Total costs and operating expenses	534,705	440,830	1,523,317	1,119,817
Operating income	21,246	7,287	66,552	42,802
Other income (expense):
Interest expense and bank fees	(18,462)	(19,902)	(49,174)	(32,091)
Other, net	179	75	257	309
Income (loss) before provision for (benefit from) income taxes	2,963	(12,540)	17,635	11,020
Provision for (benefit from) income taxes	2,238	(4,800)	9,149	3,880
Net income (loss)	$725	$(7,740)	$8,486	$7,140
Net income (loss) per share:
Basic	$0.01	$(0.60)	$0.13	$0.14
Diluted	$0.01	$(0.60)	$0.13	$0.13
Weighted average shares:
Basic	69,134,908	12,835,295	51,654,608	11,501,581
Diluted	72,954,352	12,835,295	55,003,651	15,196,398

TriNet Group, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2014	2013
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$97,952	$94,356
Restricted cash	14,538	15,267
Prepaid income taxes	32,973	3,331
Deferred income taxes	68	68
Prepaid expenses	9,636	7,849
Deferred loan costs and other current assets	5,273	5,238
Worksite employee related assets	697,047	772,437
Total current assets	857,487	898,546
Workers compensation receivable	38,142	25,381
Restricted cash and investments	62,454	36,968
Property and equipment, net	32,353	25,690
Goodwill	288,857	288,857
Other intangible assets, net	94,461	134,020
Deferred income taxes	7,621	1,000
Deferred loan costs and other assets	11,930	24,276
Total assets	$1,393,305	$1,434,738
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$11,422	$7,315
Accrued corporate wages	31,538	26,264
Deferred income taxes	73,121	16,535
Current portion of notes payable and borrowings under capital leases	20,694	6,669
Other current liabilities	12,736	9,078
Worksite employee related liabilities	690,703	767,624
Total current liabilities	840,214	833,485
Notes payable and borrowings under capital leases, less current portion	529,542	812,208
Workers compensation liabilities	67,273	45,309
Deferred income taxes	—	8,888
Other liabilities	5,189	5,210
Total liabilities	1,442,218	1,705,100
Commitments and contingencies
Series G convertible preferred stock, $.0001 per share stated value (aggregate liquidation preference of $59,306); no shares authorized, issued and outstanding at September 30, 2014; 5,391,441 shares authorized, issued and outstanding at December 31, 2013	—	59,059
Series H convertible preferred stock, $.0001 per share stated value (aggregate liquidation preference of $60,000); no shares authorized, issued and outstanding at September 30, 2014; 4,124,986 shares authorized, issued and outstanding at December 31, 2013	—	63,819
Stockholders’ deficit:
Preferred stock, $.000025 per share stated value; 20,000,000 shares authorized; no shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $.000025 per share stated value; 750,000,000 shares authorized; 69,383,359 and 15,259,540 shares issued and outstanding at September 30, 2014 and December 31, 2013	411,449	74,160
Accumulated deficit	(460,120)	(467,209)
Accumulated other comprehensive loss	(242)	(191)
Total stockholders’ deficit	(48,913)	(393,240)
Total liabilities and stockholders’ deficit	$1,393,305	$1,434,738

TriNet Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net income	$8,486	$7,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,754	56,313
Deferred income taxes	27,180	(9,534)
Stock-based compensation	8,251	4,360
Excess tax benefit from equity incentive plan activity	–	(14,281)
Accretion of workers compensation and leases fair value adjustment	(969)	(1,244)
Changes in operating assets and liabilities:
Restricted cash	(7,968)	(6,522)
Prepaid expenses and other current assets	(7,899)	(8,049)
Workers compensation receivables	(11,775)	3,624
Other assets	8,166	3,995
Accounts payable	4,826	1,598
Income tax payable/receivable	(29,057)	12,314
Other current liabilities	11,321	7,447
Other liabilities	22,196	1,968
Worksite employee related assets	75,390	(41,062)
Worksite employee related liabilities	(76,921)	44,013
Net cash provided by operating activities	98,981	62,080
Investing activities
Acquisition of businesses	–	(193,727)
Proceeds from sale and maturity of debt securities	–	500
Purchase of debt securities	(16,789)	(7,253)
Purchase of property and equipment	(17,082)	(6,314)
Net cash used in investing activities	(33,871)	(206,794)
Financing activities
Proceeds from issuance of common stock	218,572	–
Proceeds from issuance of common stock on exercised options	1,146	6,889
Excess tax benefit from equity incentive plan activity	–	14,281
Borrowings under notes payable	–	970,000
Repayment of notes payable	(268,425)	(450,104)
Payment of debt issuance costs	(11,060)	(24,611)
Payments of special dividend	–	(310,922)
Repayments under capital leases	(263)	(620)
Repurchase of common stock	(1,422)	(11,767)
Net cash provided by (used in) financing activities	(61,452)	193,146
Effect of exchange rate changes on cash and cash equivalents	(62)	(20)
Net increase in cash and cash equivalents	3,596	48,412
Cash and cash equivalents at beginning of period	94,356	63,749
Cash and cash equivalents at end of period	$97,952	$112,161

Key Operating Metrics

We regularly review certain key operating metrics to evaluate growth trends, measure our performance and make strategic decisions. Our key operating metrics were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Insurance Service Revenues (in thousands)	$40,903	$29,012	$128,334	$100,074
Net Service Revenues (in thousands)	$127,767	$104,653	$380,333	$296,026
Total WSEs	272,846	218,577
Total Sales Representatives	391	301

Non-GAAP Financial Results

We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and, in 2014, Pro forma Adjusted Net Income per share – diluted to provide an additional view of our operational performance. Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro forma Adjusted Net Income per share – diluted are financial measures that are not prepared in accordance with GAAP. We define Net Insurance Service Revenues as insurance service revenues less insurance costs, which include the premiums we pay to insurance carriers for the health and workers compensation insurance coverage provided to our clients and WSEs and the reimbursements we pay to the insurance carriers for claim payments within our insurance deductible layer. We define Net Service Revenues as the sum of professional service revenues and Net Insurance Service Revenues. We define Adjusted EBITDA as net income (loss), excluding the effects of our income tax provision (benefit), interest expense, depreciation, amortization of intangible assets, stock-based compensation expense and, in 2014, the expenses of the registered secondary offering of our common stock that was completed in September 2014. We define Adjusted Net Income as net income (loss), excluding the effects of stock-based compensation, amortization of intangible assets, non-cash interest expense and, in 2014, a debt prepayment premium paid in connection with the repayment of our second lien debt facility using proceeds from our initial public offering, as well as the expenses of the registered secondary offering of our common stock that was completed in September 2014 and the income tax effect of these pre-tax adjustments at our effective tax rate. In 2014, the effective tax rate is adjusted to 39.5% to exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state law changes. Non-cash interest expense represents amortization and write-off of our debt issuance costs and, in 2014, a debt prepayment premium. We define Pro Forma Adjusted Net Income per share – diluted as Adjusted Net Income per basic share adjusted to reflect the equity structure as if our initial public offering and associated conversion of preferred stock had occurred at the beginning of the period and all option exercises that occurred during the period occurred at the beginning of the period, and then giving effect to all remaining potential shares of common stock issuable upon exercise of options or settlement of restricted stock units, to the extent dilutive.

We believe that the use of Net Insurance Service Revenues provides useful information as it presents a measure of revenues from our provision of insurance services to our clients that eliminates the cost of insurance. We believe that Net Service Revenues provides a useful measure of total revenues for the two main components of our revenues calculated on a consistent basis. We believe that the use of Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted provides additional period-to-period comparisons and analysis of trends in our business, as they exclude certain one-time and non-cash expenses. We believe that Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Pro Forma Adjusted Net Income per share – diluted are useful for our stockholders and board of directors by helping them to identify trends in our business and understand how our management evaluates our business. We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes, in addition to allocating our resources to enhance the financial performance of our business and evaluating the effectiveness of our business strategies. We also use Net Service Revenues and Adjusted EBITDA in determining the incentive compensation for management.

Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. As non-GAAP measures, Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In particular:

• Net Insurance Service Revenues and Net Service Revenues are reduced by the insurance costs that we pay to the insurance carriers;

• Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

• Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;

• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

• Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted EBITDA and Adjusted Net Income do not reflect the expenses we incurred in connection with the registered offering of our common stock during the third quarter of 2014;

• Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted do not reflect the non-cash component of employee compensation;

• Although depreciation and amortization of intangible assets are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate these measures or similar measures differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, you should consider Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted alongside other financial performance measures, including total revenues, net income (loss) and our financial results presented in accordance with GAAP.

The table below sets forth a reconciliation of GAAP insurance service revenues to Net Insurance Service Revenues:

	Three months ended		Change		Nine months ended		Change
	September 30,		2014 vs. 2013		September 30,		2014 vs. 2013
	2014	2013	$	%	2014	2013	$	%
	(in thousands, except percentages)
Insurance service revenues	$469,087	$372,476	$96,611	26%	$1,337,870	$966,667	$371,203	38%
Less: Insurance costs	428,184	343,464	84,720	25%	1,209,536	866,593	342,943	40%
Net Insurance Service Revenues	$40,903	$29,012	$11,891	41%	$128,334	$100,074	$28,260	28%

The table below sets forth a reconciliation of GAAP total revenues to Net Service Revenues:

	Three months ended		Change		Nine months ended		Change
	September 30,		2014 vs. 2013		September 30,		2014 vs. 2013
	2014	2013	$	%	2014	2013	$	%
	(in thousands, except percentages)
Total revenues	$555,951	$448,117	$107,834	24%	$1,589,869	$1,162,619	$427,250	37%
Less: Insurance costs	428,184	343,464	84,720	25%	1,209,536	866,593	342,943	40%
Net Service Revenues	$127,767	$104,653	$23,114	22%	$380,333	$296,026	$84,307	28%

The table below sets forth a reconciliation of GAAP net income to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)
Net income (loss)	$725	$(7,740)	$8,486	$7,140
Provision for (benefit from) income taxes	2,238	(4,800)	9,149	3,880
Stock-based compensation	3,181	1,495	8,251	4,360
Interest expense and bank fees	18,462	19,902	49,174	32,091
Depreciation	3,265	3,356	9,725	8,908
Amortization of intangible assets	12,743	15,442	39,559	35,926
Secondary offering costs	858	-	858	-
Adjusted EBITDA	$41,472	$27,655	$125,202	$92,305

The table below sets forth a reconciliation of GAAP net income to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)
Net income (loss)	$725	$(7,740)	$8,486	$7,140
Effective income tax rate adjustment	1,068	-	2,183	-
Stock-based compensation	3,181	1,495	8,251	4,360
Amortization of intangible assets	12,743	15,442	39,559	35,926
Non-cash interest expense	13,602	11,145	21,088	12,442
Debt prepayment premium	-	-	3,800	-
Secondary offering costs	858	-	858	-
Income tax impact of pre-tax adjustments at 39.5%	(12,002)	(11,092)	(29,055)	(20,828)
Adjusted Net Income	$20,175	$9,250	$55,170	$39,040

The table below sets forth a reconciliation of GAAP weighted average shares of common stock – basic to pro forma weighted average shares of common stock - diluted and Adjusted Net Income per share – diluted (in thousands, except per share amount) as if the equity structure had been in place at the beginning of the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP Weighted average shares of common stock - basic	69,135	12,835	51,655	11,502
Effect of IPO, conversion of preferred stock and exercise of stock options during the period included above	(31)	(1,700)	(36,587)	(800)
Adjustments as if the equity structure had occurred at the beginning of the periods:
Conversion of preferred stock	–	38,066	38,066	38,066
Common stock issued in connection with IPO	–	15,000	15,000	15,000
Common stock issued in connection with stock option exercises	280	3,699	1,058	4,125
Dilutive effect of outstanding stock options and restricted stock units	3,623	2,829	2,917	2,352
Pro forma weighted average shares of common stock - diluted	73,007	70,729	72,109	70,245

Adjusted Net Income	$20,175	$9,250	$55,170	$39,040
Pro forma adjusted net income per share - diluted	$0.28	$0.13	$0.77	$0.56